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Exhibit 21.1

Subsidiaries of UOL

NetZero, Inc., a Delaware corporation (also dba PhotoSite and BlueLight Internet Service)

Juno Online Services, Inc., a Delaware corporation

Classmates Media Corporation, a Delaware corporation

Classmates Online, Inc., a Washington corporation

FreeInternet.com, Inc., a Delaware corporation

United Online Web Services, Inc., a Delaware corporation (dba 50 Megs, Bizhosting, Freeservers, GlobalServers, and MySite)

United Online Advertising Network, Inc., a Delaware corporation (dba United Online Media Group)

United Online Communications, Inc., a Delaware corporation (dba NetZero Voice)

United Online Software Development (India) Private Limited, a corporation organized under the laws of India

MyPoints.com, Inc., a Delaware corporation

Opobox, Inc., a Delaware corporation

Classmates International, Inc., a Delaware corporation

Juno Internet Services, Inc., a Delaware corporation

Classmates Yearbooks, Inc., a Delaware corporation

UOL Advertising, Inc., a Delaware corporation

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  Exhibit 21.1
Subsidiaries of UOL